                                                                    EXHIBIT 12.1

                            WESTFIELD AMERICA, INC.
           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                                 MARCH 31, 1998
                     (AMOUNTS IN THOUSANDS, EXCEPT RATIOS)

                                         FOR THE        FOR THE                                                   PERIOD FROM
                                      THREE MONTHS   THREE MONTHS                                                FEBRUARY 12,
                                          ENDED          ENDED                YEAR ENDED DECEMBER 31,            1994 THROUGH
                                        MARCH 31,      MARCH 31,    -------------------------------------------  DECEMBER 31,
                                          1998           1997           1997           1996           1995         1994 (1)
                                      -------------  -------------  -------------  -------------  -------------  -------------
Income before income taxes..........    $  12,551      $   7,964      $  46,865      $  24,696      $  21,846      $  15,241
Add: Minority Interest in
      consolidated real estate
      partnerships..................          980            218          2,478          1,063                            --
     Equity in (income) losses of
      unconsolidated real estate
      partnerships..................         (487)        (1,375)        (3,887)        (3,707)        (4,412)           386
     Distributions from
      unconsolidated real estate
      partnerships..................        1,952          4,441         10,013         11,430         17,611         29,961
     Interest expense...............       20,291         12,860         57,472         40,233         27,916         24,156
Less: Gain on sale of properties and
      partnership interest..........                                                                                  (2,566)
                                      -------------  -------------  -------------  -------------  -------------  -------------
Total Earnings Available to Cover
  Fixed Charges and Combined Fixed
  Charges...........................    $  35,287      $  24,108      $ 112,941      $  73,715      $  62,961      $  69,744
Total Fixed Charges-Interest
  Expense and capitalized
  interest..........................    $  20,409      $  13,211      $  58,876      $  41,736      $  27,968      $  24,156
Total Preferred Stock Dividends.....        2,723          1,998         11,428          4,264              3             --
                                      -------------  -------------  -------------  -------------  -------------  -------------
Total Combined Fixed Charges........    $  23,132      $  15,209      $  70,304      $  46,000      $  27,971      $  24,156
Ratio of Earnings to Fixed
  Charges...........................         1.73           1.82           1.92           1.77           2.25           2.89
                                      -------------  -------------  -------------  -------------  -------------  -------------
                                      -------------  -------------  -------------  -------------  -------------  -------------
Ratio of Earnings to Combined Fixed
  Charges...........................         1.53           1.59           1.61           1.60           2.25           2.89
                                      -------------  -------------  -------------  -------------  -------------  -------------
                                      -------------  -------------  -------------  -------------  -------------  -------------
Supplemental Disclosure of Ratio of
  Funds from Operations (FFO) to
  Combined Fixed Charges:...........
FFO.................................    $  31,558      $  22,459      $ 111,271      $  75,842      $  65,792      $  53,315
Interest expense....................       20,291         12,860         57,472         40,233         27,916         24,156
                                      -------------  -------------  -------------  -------------  -------------  -------------
Adjusted FFO available to cover
  fixed charges and combined fixed
  charges...........................       51,849         35,319        168,743        116,075         93,708         77,471
                                      -------------  -------------  -------------  -------------  -------------  -------------
                                      -------------  -------------  -------------  -------------  -------------  -------------
Total Fixed Charges-interest expense
  and capitalized interest..........       20,409         13,211         58,876         41,736         27,968         24,156
Total Preferred Stock Dividends.....        2,723          1,998         11,428          4,264              3             --
                                      -------------  -------------  -------------  -------------  -------------  -------------
Total Combined Fixed Charges........       23,132         15,209         70,304         46,000         27,971         24,156
                                      -------------  -------------  -------------  -------------  -------------  -------------
                                      -------------  -------------  -------------  -------------  -------------  -------------
Ratio of FFO to Fixed Charges.......         2.54           2.67           2.87           2.78           3.35           3.21
                                      -------------  -------------  -------------  -------------  -------------  -------------
                                      -------------  -------------  -------------  -------------  -------------  -------------
Ratio of FFO to Combined Fixed
  Charges...........................         2.24           2.32           2.40           2.52           3.35           3.21
                                      -------------  -------------  -------------  -------------  -------------  -------------
                                      -------------  -------------  -------------  -------------  -------------  -------------


                                       YEAR ENDED
                                      DECEMBER 31,
                                          1993
                                      -------------
Income before income taxes..........    $  19,720
Add: Minority Interest in
      consolidated real estate
      partnerships..................           --
     Equity in (income) losses of
      unconsolidated real estate
      partnerships..................        3,177
     Distributions from
      unconsolidated real estate
      partnerships..................        4,804
     Interest expense...............        7,160
Less: Gain on sale of properties and
      partnership interest..........
                                      -------------
Total Earnings Available to Cover
  Fixed Charges and Combined Fixed
  Charges...........................    $  32,295
Total Fixed Charges-Interest
  Expense and capitalized
  interest..........................    $   9,311
Total Preferred Stock Dividends.....           --
                                      -------------
Total Combined Fixed Charges........    $   9,311
Ratio of Earnings to Fixed
  Charges...........................         3.47
                                      -------------
                                      -------------
Ratio of Earnings to Combined Fixed
  Charges...........................         3.47
                                      -------------
                                      -------------
Supplemental Disclosure of Ratio of
  Funds from Operations (FFO) to
  Combined Fixed Charges:...........
FFO.................................    $  60,472
Interest expense....................        7,160
                                      -------------
Adjusted FFO available to cover
  fixed charges and combined fixed
  charges...........................       67,632
                                      -------------
                                      -------------
Total Fixed Charges-interest expense
  and capitalized interest..........        9,311
Total Preferred Stock Dividends.....           --
                                      -------------
Total Combined Fixed Charges........        9,311
                                      -------------
                                      -------------
Ratio of FFO to Fixed Charges.......         7.26
                                      -------------
                                      -------------
Ratio of FFO to Combined Fixed
  Charges...........................         7.26
                                      -------------
                                      -------------
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(1) The computation for the forty-two days ended February 11, 1994 is not meaningful.